UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 25, 2011

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Jesse V. Crews, Executive Vice President and Chief Operating Officer, has left the Company effective July 25, 2011.

The Board of Directors of the Company has elected Donald A. Nunemaker President effective July 25, 2011. As described in greater detail in the Company’s proxy materials for the Company’s 2011 Annual Meeting of Stockholders, filed by the Company on Schedule 14A on April 29, 2011 (the “Proxy”), Mr. Nunemaker is 64 years old and has been employed by the Company for more than 14 years in a variety of senior management roles. In connection with this promotion to President of the Company, his base salary was increased to $375,000 per year and the target bonus percentage used to determine his annual incentive compensation was increased to 75% of his annual base salary. Other aspects of his total compensation are unchanged from those described in the Proxy.

In furtherance of this change, Charles F. Willis, IV resigned as President of the Company effective as of July 25, 2011. Mr. Willis continues to serve as the Company’s Chairman and Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

On July 26, 2011, the Company issued a Press Release announcing Mr. Nunemaker’s election. A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements & Exhibits

The Company hereby furnishes the following exhibit pursuant to Item 7.01, “Regulation FD Disclosure”.

Exhibit No.	Description

99.1	Press Release dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 28, 2011

WILLIS LEASE FINANCE CORPORATION

By:	/S/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer